Exhibit 10.117

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Rennova Health, Inc.

Convertible Note

Issuance Date: September 15, 2016	Original Principal Amount: $165,000
Note No. RNVA-BME-01	Purchase Price Paid at Close: $150,000

FOR VALUE RECEIVED, Rennova Health, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Black Mountain Equities, Inc., or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is $165,000 (one hundred sixty-five thousand dollars) which consists of the Purchase Price paid at Closing of $150,000 (one hundred fifty thousand dollars) and an Original Issue Discount (“OID”) of $15,000 (fifteen thousand dollars). For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees or charges incurred under this Note.

(1)       GENERAL TERMS

(a)       Payment of Principal .The "Maturity Date" shall be March 15, 2017, as may be extended at the sole option of the Holder.

(b)       Interest. Provided there is no Event of Default, interest shall accrue at a rate of 0% (zero percent) and be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash or converted into Common Stock at the Conversion Price.

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(c)       Security. This Note shall not be secured by any collateral or any assets pledged to the Holder.

(d)       Warrants. The Company shall issue to Holder or Holders a Warrant to purchase 750,000 shares of the Company’s common stock, attached hereto as Exhibit B.

(2)       EVENTS OF DEFAULT.

(a)       An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body

(i)       The Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder) or any other transaction document;

(ii)       A Conversion Failure as defined in section 3(b)(ii);

(iii)       The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

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(iv)       The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000,whether such indebtedness now exists or shall hereafter be created;

(v)       The Common Stock is no longer listed or traded on any trading market, including the Over the Counter Market (the “Primary Market”);

(vi)       The Company loses its ability to deliver shares via “DWAC/FAST” electronic transfer;

(vii)       The Company loses its status as “DTC Eligible”;

(viii)       The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(b)       Upon the occurrence of the first Event of Default, and provided that such Event of Default remains outstanding and uncured for 10 days, then the Outstanding Balance shall immediately increase to one hundred twenty (120%) of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Mandatory Default Amount”) and will be immediately due and payable in cash. In addition, interest on the Mandatory Default Amount will begin to accrue at an annual rate of 18%. The Mandatory Default Amount shall automatically apply upon the occurrence of the Event of Default without the need for any party to give any notice or take any other action.

(3) CONVERSION OF NOTE.     This Note shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section 3.

(a)       Conversion Right. Subject to the provisions of Section 3(c), at any time or from time to time, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out of or relating to the conversion of this Note up to a maximum of five thousand dollars ($5,000); this amount does not include legal fees incurred by Holder.

(i)       "Conversion Amount" means the portion of the Original Principal Amount and Interest to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.

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(ii)       "Conversion Price" shall equal $0.25; subject to adjustment herein.

(b)       Mechanics of Conversion.

(i)       Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice") to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, (B) if legends are required to be placed on certificates of common stock, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall bear any restrictive legends required by Rule 144, or (C) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii)       Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of the facsimile or email copy of a Conversion Notice together with documentation satisfactory to the Transfer Agent that the shares are eligible for such electronic issuance, the Company shall fail to issue and deliver to Holder via “DWAC/FAST” electronic transfer the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount as required by Section 3(b)(i)(A)(a "Conversion Failure"), the Outstanding Amount of the Note shall increase by $2,000 per day until the Company issues and delivers a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (under Holder’s and Company’s expectation that any damages will tack back to the Issuance Date). Company will not be subject to any penalties once its transfer agent processes the shares to the DWAC system. If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Company (under Holder’s and Company’s expectations that any returned conversion amounts will tack back to the original date of the Note).

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(iii) DWAC/FAST Eligibility.    If the Company fails for any reason (other than for compliance with applicable law) to deliver to the Holder the Shares by DWAC/FAST electronic transfer as required by Section 3(b)(i)(A) (such as by delivering a physical stock certificate) within fifteen (15) days, or if there is a Conversion Failure as defined in Section 3(b)(ii), and if the Holder incurs a Market Price Loss (defined below), then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder whole by paying the Market Price Loss in cash immediately:

Market Price Loss = [(High trade price for the period between the day of conversion and the day the shares clear in the Holder’s brokerage account) x (Number of shares receivable from the conversion)] – [(Net Sales price realized by Holder) x (Number of shares receivable from the conversion)].

(iv)       DTC Eligibility & Sub-Penny. If the Company fails to maintain its status as DTC/DWAC Eligible according to common stipulations of the Depository Trust Company (“DTC/DWAC Eligible”) for any reason, or, if the Conversion Price is less than $0.01, the Principal Amount of the Note shall increase by ten thousand dollars ($10,000) (under Holder’s and Company’s expectation that any Principal Amount increase will tack back to the Issuance Date).

(v)       Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c)       Limitations on Conversions or Trading.

(i)       Beneficial Ownership. If at any time after the Closing, the Buyer shall or would receive shares of Common Stock in payment of interest or principal under Note, upon conversion of the Note, under the Warrant, or upon exercise of the Warrant, so that the Buyer would, together with other shares of Common Stock held by it or its Affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), the Company shall not be obligated and shall not issue to the Buyer shares of Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Common Stock by the Buyer. Upon delivery of a written notice to the Company, the Buyer may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Buyer and its Affiliates. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.13 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5.13 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of the Note and Warrant.

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(d)       Other Provisions,

(i) Share Reservation.    The Company shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least 2 (two) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note and within 3 (three) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(ii) Prepayment.    At any time following the Issuance Date, the Company shall have the option, upon 10 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash.

(iii)       All calculations under this Section 3 shall be rounded up to the nearest $0.00001 or whole share.

Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4)       Adjustments to Conversion Price; Fundamental Transactions. The Conversion Price and the number and kind of securities issuable upon conversion of this Note shall be subject to adjustment from time to time as set forth in this Section 4.

(a)       Stock Dividends and Splits. If at any time while this Note is outstanding the Company (i) declares or pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock (or securities convertible into or exercisable or exchangeable for capital stock) that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including, without limitation, by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company (including, without limitation, in connection with any merger or consolidation), then in each such case the Conversion Price then in effect shall be adjusted by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and (B) the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for such dividend or distribution, and any adjustment made pursuant to clauses (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

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(b)       Pro Rata Distributions. Subject to Section 4(c) below, if at any time while this Note is outstanding the Company declares or pays any dividend or otherwise distributes any of its assets (including, without limitation, cash, properties, evidences of indebtedness, securities (including any options or other convertible securities but excluding a distribution of Common Stock covered by Section 4(a) above or Purchase Rights covered by Section 4(c) below) or options or rights to acquire any such assets) (in each case, “Distributed Property”) to all holders of Common Stock pro rata (and not to all Holders in their capacity as holders of Notes), whether by way of dividend, return of capital, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, then in each such case the Conversion Price in effect immediately prior to the close of business on the record date for such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the denominator shall be the closing price of Common Stock on the Primary Market on such record date (the “Market Price”), and (ii) the numerator shall be such Market Price minus the value of the Distributed Property on such date applicable to one outstanding share of Common Stock, as determined by the Company’s independent certified public accounting firm that regularly examines the financial statements of the Company.

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(c)       Fundamental Transactions. If at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person resulting in a change of control of the Company, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon any conversion of this Note, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same amount and kind of securities, cash and property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been the record holder of one Conversion Share immediately prior to such Fundamental Transaction (without regard to any limitations or restrictions on conversion or acquisition of Conversion Shares and whether or not this Note was then convertible) (the “Alternate Consideration”), and the Conversion Price shall be appropriately and equitably adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction relative to the then Conversion Price. The Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. In case of any such Fundamental Transaction, any successor to the Company, acquirer or surviving entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant, obligation, liability and condition under this Note to be performed and observed by the Company, subject to such modifications as may be reasonably deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of the number and kind of Conversion Shares for which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. Such assumption shall be pursuant to a written agreement in form and substance reasonably satisfactory to the Holder. At the Holder’s request, any successor to the Company, acquirer or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note from such entity substantially similar in form and substance to this Note and consistent with the foregoing provisions, which new Note shall be reasonably satisfactory to the Holder and include, without limitation, (A) the outstanding Principal and Interest owed to the Holder under this Note, (B) an interest rate equal to the Interest Rate, (C) similar ranking to this Note, and (D) the Holder’s right to convert the new Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor, acquirer or surviving entity to comply with the provisions of this Section and ensuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary contained herein, if a Fundamental Transaction (X) is an all cash transaction, (Y) constitutes or results in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act (going private transaction), or (Z) otherwise results in the successor, surviving or acquiring entity not being traded on the Over the Counter QB market, a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, then upon the written request of the Holder, delivered before the sixtieth (60th) day after such Fundamental Transaction, the Company (or any such successor, acquirer or surviving entity) shall redeem this Note from the Holder for a redemption price, payable in cash within five (5) Business Days after such request (or, if later, on the effective date of such Fundamental Transaction), equal to the value of this Note as determined using the Black-Scholes Option Pricing Model via Bloomberg. The provisions of this Section shall similarly apply to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

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(5)       SECTION 3(A)(10) TRANSACTION. So long as this Note is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”). In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(10) Transaction while this note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(6) REISSUANCE OF THIS NOTE.

(d)       Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval so long as the person is an accredited investor.

(e)       Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms shall be handled according to the Notice clause in the Securities Purchase Agreement.

The addresses for such communications shall be:

If to the Company, to:

Rennova Health, Inc.

400 South Australian Ave., 8th Floor

West Palm Beach, FL 33401

If to the Holder:

(8) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and county of San Diego, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(9) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Signature Page Follows

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY: Rennova Health, Inc. By: __________________ Name: Seamus Lagan Title: Chief Executive Officer

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EXHIBIT A

NOTICE OF CONVERSION

Attn: CEO

Rennova Health, Inc.

The undersigned hereby elects to convert a portion of the $________ Convertible Note (Note No. RNVA-BME-01) issued to Black Mountain Equities, Inc. on September 15, 2016 into Shares of Common Stock of Rennova Health, Inc. according to the conditions set forth in such Note as of the date written below.

By accepting this notice of conversion, you are acknowledging that the number of shares to be delivered represents less than 5% (five percent) of the common stock outstanding. If the number of shares to be delivered represents more than 4.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and debenture Holder must be immediately notified.

Date of Conversion: __________

Conversion Amount: __________

Conversion Price: __________

Shares to be Delivered: __________

Principal Amount Outstanding after Conversion __________

Shares delivered in name of: __________

Black Mountain Equities, Inc. __________

Signature:	____________________
By:
Title:
Black Mountain Equities, Inc.

EXHIBIT B

WARRANT